Exhibit 99.3

Execution Copy

050412-05

SERVICING AGREEMENT BETWEEN PENNSYLVANIA HIGHER EDUCATION
ASSISTANCE AGENCY AND GCO EDUCATION LOAN FUNDING CORP.

THIS AGREEMENT is made this 1st day of April, 2005, by and between the Pennsylvania Higher Education Assistance Agency, a public corporation and governmental instrumentality organized under the laws of the Commonwealth of Pennsylvania, having an address at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (herein called the “Servicer”), and GCO Education Loan Funding Corp., having an address at 152 West 57th Street, 60th Floor, New York, New York 10019 (herein called “GCO”) and GCO-ELF Depositor, LLC (the “Issuer”, and together with GCO collectively the “Owner”).

WITNESSETH

WHEREAS, the Servicer is in the business of servicing guaranteed student loans and other education loans for lenders; and

WHEREAS, the Owner desires to utilize the expertise of the Servicer to service the Owner’s Student Loans.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and the fees to be paid by the Owner to the Servicer, and intending to be legally bound, the parties to this Agreement do hereby agree to the following:

SECTION 1.                            DEFINITIONS

In addition to the words and terms elsewhere defined in this Agreement, the following terms shall have the following meanings unless the Agreement indicates a contrary meaning or intent:

1.1                               “Account” means the Student Loans collectively of an individual Borrower of a particular loan type identified in Section 1.9.

1.2                               “Act” means Title IV, Part B of the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder.

1.3                               “Agreement” means this Agreement, including each Servicing Schedule and Fee Schedule provided for herein and each amendment hereafter adopted and incorporated into this Agreement.

1.4                               “Borrower” means an individual who is the maker of a promissory note and who obtains a Student Loan in accordance with the Act, or other applicable law governing the Student Loan and Guarantor requirements.

1.5                               “Department” meaning given to it in Section 4.0.

1.6                               “Guarantor” means the Pennsylvania Higher Education Assistance Agency or such other Guarantor as the parties may mutually agree upon from time to time.

1.7                               “Regulation” means any rule, regulation, instruction or procedure issued by the Secretary or by Guarantor with respect to Student Loans insured by it.

1.8                               “Secretary” means the U. S. Secretary of Education or any successor as the federal official charged with responsibilities for administering the Act.

1.9                               “Service”, “Services”, “Serviced”, “Servicing”, used in connection with a Student Loan or Student Loans means to perform the procedures of a continuing nature required of the Servicer pursuant to this Agreement.

1.10                        “Student Loan” means any of, and “Student Loans” means all, the loans executed by a Borrower and guaranteed or insured and made in accordance with the Act and Guarantor requirements, and Serviced by the Servicer for the Owner pursuant to this Agreement; Consolidation Loan refers to Loans made under Section 428C of the Act.

SECTION 2.                            SCOPE OF AGREEMENT

The Servicer agrees, in consideration of certain fees, to perform certain Services as set forth in the Servicing Schedules which are part of this Agreement for the Owner relative to the Servicing of Student Loans, which the Owner requests and the Servicer agrees to Service, for which Account information and/or documentation shall be delivered to the Servicer.  The Servicing Schedules and the Fee Schedule attached hereto are incorporated by reference into this Agreement and made a part hereof.

SECTION 3.                            TERM OF AGREEMENT

This Agreement shall commence on the date above written and shall continue until such time as the principal of and interest on the Student Loans which are subject to this Agreement are paid in full unless terminated by either party pursuant to Section 12.

SECTION 4.                            DUTIES OF THE OWNER AND THE SERVICER

4.1                               Servicer Requirements in Accordance with the Act:   The Servicer shall perform all of the obligations of Owner as holder of Loans as required by the Act and all regulations issued by the U.S. Department of Education (the “Department”) or by the Guarantor to implement the Act.  The Servicer shall have full power to sign and act on Owner’s behalf as Owner’s agent in all transactions with borrowers of Loans serviced hereunder.  Owner does hereby authorize, constitute, and appoint the Servicer on its behalf and as their attorney in fact, to endorse those promissory notes for which a claim has been filed with the Guarantor.  The Servicer will carry out is responsibilities hereunder in a diligent and lawful manner.

4.2                               Conversion to the Servicer:  For Student Loans which the Owner originated and/or Serviced and which are converted to the Servicer to be Serviced, the parties agree as follows:

(i)                                     Delivery of Student Loans for Conversion.  The Owner agrees to furnish to the Servicer on computer magnetic tape or by any other means acceptable to the Servicer and in accordance with the conversion schedule provided by the Servicer, copies and/or originals of all records relating to the Owner’s Student Loan portfolio which are necessary to enable the Servicer to perform the Services set forth herein.  All batches of Student Loans sent to the Servicer for conversion shall have corresponding transmittals as provided by the Servicer and completed by the Owner.  All records, data processing media and other information submitted by the Owner with respect to the Student Loans either at the inception of this Agreement or from time to time during the term hereof shall be legible, accurate, complete and in such form as may be required by the Servicer. Files which are not packaged in accordance with the instructions contained in Attachment A or that are not delivered when specified in the conversion schedule will be returned to the Owner, at the Owner’s expense, for repackaging or rescheduling.  The Servicer shall have no liability either to the Owner or the individual Student Loan Borrower resulting from any inaccurate or incomplete data or any data which is not in the form required by this Agreement nor shall the Servicer have any responsibility for any delays in Servicing caused by such defects in data or conversion rescheduling.

(ii)                                  Exceptions List, Liability for Inaccurate Data and Incomplete or Missing Documentation.  The Servicer shall prepare and forward to the Owner an Exceptions List (herein called the “Exceptions List”) prior to the conversion of the Owner’s Student Loan files which identifies all missing and/or incomplete documentation with respect to each file if a promissory note examination is performed.  The Servicer shall have no liability either to the Owner or the individual Student Loan Borrower resulting from any inaccurate or incomplete data or any data which is not in the form required by this Agreement.  In addition, the Servicer shall have no liability to the Owner for incorrect billing and/or reporting when caused by the Owner’s transfer of inaccurate data to the Servicer.  The Owner shall correct any such inaccuracy or supply any missing or incomplete documentation within thirty (30) days of notification from the Servicer that information is needed.  In the event the Owner does not provide the requested information, the Servicer shall have the right to refuse to Service any such Account and the Servicer shall return the file to the Owner.

(iii)                               Conversion.  Within thirty (30) days, or as otherwise agreed upon in writing by the parties, of receipt of the Owner’s files which are to be converted in accordance with the conversion schedule, the Servicer shall convert such Accounts to its Servicing system for Servicing.  The Owner agrees that it shall be responsible for the continued servicing of such Accounts until the conversion is completed or the thirty (30) days has elapsed whichever occurs first.

(iv)                              Processing of Data/Correction of Errors.  The Servicer shall be under no duty or obligation to inquire into the nature or authenticity of the transactions represented by the records or other data submitted for processing.  In the event of error in processing the Owner’s data the Servicer agrees to promptly correct such error, including but not limited to the reproduction of any microfilm data files damaged or destroyed by error and giving any appropriate notifications to borrowers or others.  Such correction of errors shall be without charge to the Owner unless caused by the data submitted by the Owner, in which case, the Owner shall pay for the cost of correcting errors at the correction rate set forth in the Fee Schedule.  The Servicer agrees to provide, at cost to the Owner if necessitated by the nature of the data submitted, evidence as the Owner may reasonably require which will verify the complete and proper execution of corrections.

(v)                                 Record Audits.  The Owner shall be responsible for reviewing all conversion and end of month reports and reporting any errors to the Servicer, for correction, within sixty (60) days after receipt of said reports. Any such error discovered thereafter by the Owner or the Servicer shall nevertheless be corrected by the Servicer, but the Owner agrees that the Servicer shall not be liable to the Owner, or any future holder, for any loss, cost or expense caused directly or indirectly by the Owner’s delay in reporting such errors to the Servicer.  The Owner further agrees that payments received by the Owner shall be forwarded to the Servicer daily, and Account status and data changes will be reported to the Servicer promptly but in no case later than twenty (20) days of when the Owner is notified that such changes have occurred.

(vi)                              Lost or Damaged Records.  In the event the Owner’s records or other data submitted to the Servicer for processing should be lost or damaged while in the possession, control or custody of the Servicer or its agents, such lost or damaged records or data shall be reproduced by the Servicer at the Servicer’s own cost and expense from microfilm duplicates in the Servicer’s possession.

4.3                               System Changes.  The Servicer has the right to change any part or all of its equipment, its Servicing system, computer programs, and its procedures relating to the manner of or the methodology used in Servicing the Student Loans; provided however, that in no event shall such change abrogate or in any way modify the obligations of the Servicer with respect to the substantive provisions of this Agreement, specifically all regulatory requirements and activities set forth in the Servicing Schedules, the quality of the Service or the compliance requirements set forth herein.  It is specifically understood that the intent of this paragraph is to allow the Servicer flexibility over the methods and techniques of Servicing subject to full compliance with the substantive terms of this Agreement.

4.4                               System Access.  The Owner may obtain access to its Student Loan files maintained on the Servicer’s Servicing system by executing the Remote Time Share Services Agreement.

4.5                               Reports.  During the term of this Agreement, the Servicer shall promptly and routinely furnish the Owner with copies of all material reports, records, and other documents and data as required by the Servicing Schedule(s) or as otherwise required by this Agreement.  All correspondence received by the Servicer relating to individual Borrower Accounts shall be maintained by the Servicer as required under this Agreement and shall be made available to the Owner during Servicer’s normal business hours.  The Servicer shall furnish, in good condition, all forms and supplies as specified in the Schedule(s) and any written and signed amendments thereto.

4.6                               Governmental Reporting.  The Servicer shall prepare on behalf of the Owner, the Request for Payment of Interest and Special Allowance to be used in billing the Department for interest and the special allowance for all eligible Student Loans on a quarterly basis.  The Servicer agrees to submit the billing to the Department within 30 days following the last day of each quarter (March 31, June 30, September 30, December 31).

4.7                               Reports to Credit Bureaus.  The Servicer shall provide any and all reports on Accounts Serviced hereunder required by the Act, to the appropriate credit bureau or credit information service and shall correct any errors caused by the incorrect reporting of information.

4.8                               Collections.  All funds received by the Servicer with respect to any Student Loans, whether attributable to principal or interest shall be received in trust for the benefit of the Owner and will be deposited in a Servicer-owned and maintained clearing account.  Within an average of three (3) business days of receipt of a funds from a Borrower, all available funds for Owner’s Student Loans will be electronically transmitted to an Owner designated bank account. The Owner authorizes the Servicer to withdraw monies from the Servicer-owned clearing account to refund overpayments made by a Borrower, to refund monies to the Guarantor when a Borrower makes additional payments to the Servicer on a defaulted Student Loan, to refund monies to the Guarantor when the Owner repurchases a Student Loan, or to correct monies deposited in error in the Owner’s account.  The Servicer shall obtain the Owner’s authorization for withdrawals made necessary by circumstances that are not enumerated above.  Additionally, the Servicer will provide a client settlement notification on a daily basis to Owner via facsimile transmission, and a monthly cash reconciliation report by facsimile transmission to be received no later than seven (7) business days following the end of the month.

4.9                               Late Fees.  Owner and Servicer agree that a Borrower in repayment status (which refers to a Borrower’s Student Loan Serviced under the terms of this Agreement for which, under the terms of the Borrower’s promissory note(s), the repayment period has commenced, and includes Accounts in deferment or forbearance) may be assessed late fees when payments are overdue, to the extent allowed by the Act, (or in the event of a change in the requirements of the Act, if any, and the terms of the promissory notes or as established by the Owner, and in accordance with the terms in this Section (herein referred to as “Late Fees”).  The Owner agrees to notify Servicer, in writing, of the Late Fees criteria which the Owner desires the Servicer to apply to each Student Loan type.  Such criteria shall include, but not be limited to, Late Fee amounts, time periods in which Late Fees will be assessed to Borrower’s Accounts. The Servicer reserves the right to submit questions pertaining to the requirements regarding the assessment of Late Fees to Owner’s Student Loan Portfolio and the Owner agrees to respond to Servicer’s questions within thirty (30) days.  Late Fees shall be deducted from any payment(s) received from Borrowers as directed by the Owner.  The Owner agrees that Late Fees shall not be included if a default claim is submitted to the Guarantor or to the Insurer and that the Servicer may make the determination whether it is appropriate, in accordance with the Servicer’s established due diligence and collection procedures, to reverse Late Fees from a Borrower’s Account without the prior approval from the Owner.  The Owner agrees that the Servicer shall not be liable to the Owner for such reversed Late Fees, nor shall the Servicer be responsible to the Owner for reimbursement to the Owner for any such reversed Late Fees.

SECTION 5.                            AFFIRMATIVE COVENANTS

From the date hereof and until termination of this Agreement, the Servicer covenants and agrees to the following:

5.1                               Custody Procedure.  The Servicer shall hold all promissory notes and related documents Serviced hereunder in trust for the benefit of the Owner.  The Servicer shall maintain all original promissory notes in a fire resistant vault equipped with a security locking system. Microfilm, or other imaging technology, of all promissory notes and related documents shall be maintained on-site and at an off-site facility in a fire resistant vault with a security locking system.  The Owner shall have the right to inspect all security procedures during Servicer’s regular business hours.

5.2                               Laws and Regulations.  The Servicer shall perform all of its obligations hereunder in accordance with the Act, all rules, Regulations, directives pertaining to the Act, and all applicable Guarantor program requirements, as may be in effect from time to time when published in final form.

5.3                               Government Approvals.  The Servicer shall remain duly qualified to do business in all jurisdictions necessary to carry out its obligations under this Agreement.

5.4                               Insurance.  The Servicer shall, at all times and at the Servicer’s cost and expense, keep in full force and effect a Fidelity and Crime Policy covering employee theft.  At the time of execution of this Agreement, the Servicer shall provide the Owner with a copy of said policy upon the Owner’s request.

SECTION 6.                            CHARGES AND PAYMENTS

6.1                               Rate Change.  The Servicer shall provide all aspects of the Services at its sole cost and expense, except as otherwise provided by this Agreement, and shall be compensated as set forth herein and in the Fee Schedule attached hereto.  It is agreed that the Fee Schedule is binding on the parties only to the extent that no change occurs in applicable governmental regulations, guaranty agency program requirements or regulations, or United States Postal Service postage rates.  To the extent that any of the foregoing shall change, the fees shall be adjusted in the amount of any demonstrable increase or decrease in the costs incurred by the Servicer.  The Servicer shall give the Owner thirty (30) days prior written notice including any detailed description and explanation of proposed increase before implementing any such increase in Servicing fees pursuant to this Section 6.1.  It should be noted that any rate increase to the Owner shall not exceed any increase as demonstrated by the Servicer.

6.2                               Invoices.  Invoices for the Servicer’s Services, including the collection of Late Fees collected on behalf of the Owner as set forth in Section 4.8 herein, the Servicing Schedules and Section II of the Fee Schedule, attached hereto, shall be rendered by the Servicer after each month end with payment to be paid by GCO within twenty (20) days of the invoice date.  If full payment is not received within thirty (30) days of the invoice date, except as to amounts which are under dispute, the Servicer may assess an interest charge of 1.25% per month (15% Annual Percentage Rate) on the unpaid balance from the date of initial billing until fully paid.  If full payment is not received within sixty (60) days from the date of the invoice, except as to amounts which are under dispute, such non-payment shall constitute a default hereunder and shall entitle the Servicer at any time thereafter, to notify the Owner of such default and if such default is not cured within thirty (30) days from the date of such notice, the Servicer at its option, may immediately terminate this Agreement.  The Owner shall report any disputes to the Servicer regarding an invoice for Services hereunder, within sixty (60) days of the invoice date, and the Servicer shall research the Owner’s account and respond to the Owner.  If the Owner does not report any disputes regarding an invoice for Servicing within sixty (60) days of the invoice date, the Owner is deemed to have accepted the invoice and the amount due and payable therein, and the Servicer shall not be responsible for researching the Owner’s account, regarding such invoice, thereafter.

In the event this Agreement is scheduled to terminate, for whatever reason, GCO agrees to pay Servicer for services to be rendered in the final month of the Agreement, in advance, at the time of and in the amount of the payment of the prior month’s invoice.  Upon completion of the final month of servicing activities, the amount invoiced to GCO for final payment will be adjusted to reflect the advance payment.  In the event of the invoice being less than the advance payment, Servicer will refund the difference.

SECTION 7.                            REPRESENTATIONS AND WARRANTIES

The Servicer represents and warrants to the Owner (and these warranties and representations shall be deemed continuing and repeated as of the date each Student Loan shall become subject to this Agreement) as follows:

7.1                               Existence.  The Servicer is a public corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly qualified to do business in all jurisdictions where its failure to so qualify would materially impair its ability to perform its obligations under this Agreement.

7.2                               Right to Act.  No registration with or approval of any governmental agency (except for approval as to form and legality by the Attorney General for the Commonwealth of Pennsylvania) is required for the due execution and delivery or enforceability of this Agreement. The Servicer has legal power to execute and deliver this Agreement and to perform and observe the provisions herein.  By executing and delivering this Agreement, and by performing and observing the provisions of this Agreement, the Servicer will not violate any existing provision of its Articles of Incorporation or its bylaws or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon the Servicer.  The officers executing and delivering this Agreement have been duly authorized to do so, and this Agreement is legally binding upon the Servicer in every respect.

SECTION 8.                            LIABILITY

The Servicer agrees to pay for any claim, loss, liability or expense, including reasonable attorney’s fees, arising out of or relating to the Servicer’s acts or omissions with respect to the Services provided under this Agreement, where the final determination of liability on the part of the Servicer is established by an arbitrator, by a court of law with competent jurisdiction over the Servicer, or by way of settlement agreed to by the Servicer.  This provision shall not be construed to limit the Servicer’s or the Owner’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.  This provision shall take effect as of the date on which each individual Student Loan is converted to the Servicer’s Servicing system and shall apply to default claims rejected or paid subject to penalty solely due to errors on the part of the Servicer which occur after the conversion date.

The maximum liability on the part of the Servicer under this Agreement for all losses incurred by the Owner on Student Loans Serviced by the Servicer as a result of Servicing deficiencies shall not exceed three percent (3%) of the total dollar value of Student Loans Serviced by the Servicer for the Owner.

GCO agrees to pay for any claim, loss, liability or expense, including reasonable attorney’s fees and court costs, arising out of or relating to the Owner’s acts or omissions with respect to the Student Loans covered by this Agreement, where the final determination of liability on the part of the Owner is established by an arbitrator, by a court of law or by way of settlement agreed to by the Owner.  This provision shall not be construed to limit the Owner’s or the Servicer’s rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

To the extent permissible under Pennsylvania law, each party will be responsible to the other for any and all claims, lawsuits, demands, damages, costs, or other expenses, including, but not limited to, attorneys’ fees resulting from or in any way related to: (a) the responsible parry’s breach of any warranty contained herein or arising by operation of law; (b) any negligent act or omission of such party or party’s employees or agents; or, (c) the responsible party’s failure to comply with any applicable law, where the final determination of liability is established by a court of law of competent jurisdiction, or by settlement agreed to by the parties.  However, nothing herein shall be understood to waive the sovereign immunity of the Commonwealth of Pennsylvania.

SECTION 9.                            FORCE MAJEURE

If either party is rendered unable, wholly or in part, by a force of nature outside the control of the parties (including, but not limited to, acts of God, acts of terrorism, acts of war, epidemics, fire, earthquakes or other disasters) to carry out its obligations under this Agreement, that party shall give to the other party prompt written notice to that effect; upon receipt of the written notice, the affected obligations of the party giving the notice shall be suspended so long as such party is unable to so perform and such party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other party may at its option terminate this Agreement if the inability to perform continues for a period in excess of twenty (20) days.

SECTION 10.                     DISPUTES

In the event of any dispute or disagreement between the parties hereto either with respect to the interpretation of any provision of this Agreement or with respect to the performance hereunder by the Servicer or by the Owner, each of the parties will appoint a designated officer to meet for the purpose of endeavoring to resolve such dispute or to negotiate for an adjustment to such provision.  In case no agreement is reached, a third designated person may be appointed upon mutual agreement to resolve such dispute or to negotiate with the previously designated officers to negotiate for an adjustment to such provision.  No formal proceedings for the judicial resolution of such dispute may be commenced until either of the designated officers concludes in good faith that amicable resolution through continued negotiations of the matter in issue does not appear likely.  In no event shall such procedure continue for more than sixty (60) days.

SECTION 11.                     MISCELLANEOUS PROVISIONS

11.1                        Inspections.  The Servicer and the Services and all records and reports specifically relating thereto shall be subject to review, audit and copying by the Owner, its designated representative and/or the Comptroller of the Currency or any other regulatory body or supervisory agency having jurisdiction over the Owner, and external and internal auditors, upon no less than sixty (60) days notice to the Servicer, and then at such times as are mutually agreed upon between the Owner and the Servicer.  Such review, audit and copying shall be conducted, unless otherwise mutually agreed upon, at the Servicer’s principal office set forth above or as otherwise maintained by the Servicer.  On-site examination of documents held in safekeeping and microfilm records, other imaging technology or related documentation will be performed with as little disruption as possible to the Servicer’s normal operation.  All questions arising during the course of the audit will be coordinated by the chief auditor and directed to the individual(s) designated by the Servicer.  The Servicer will designate a sufficient number of liaison personnel so as to be able to respond timely to audit questions.  All the Owner out-of-pocket expenses, non-Servicer personnel costs and copying expenses relating to such review, audit and copying shall be borne by the Owner.  The Servicer and Owner agree that the Agent (as defined in Section 15) and the Indenture Trustee (as defined in Section 15), as designated representatives and secured parties of the Owner, shall be permitted to inspect or audit all records, notes and other items related to the Servicer and the Services at the expense of the Owner to the same extent such inspection or audits are permitted to the Owner under this Agreement.

11.2                        Third Party Audits.  The Servicer shall provide Owner without charge to Owner, (i) a copy of its SAS 70 Servicer Audit, (ii) Servicer Audit Lender Guide Report, as required by the Department under the Act, or if such audit requirement is not in effect at the time, an equivalent compliance audit report performed by an independent third party and (iii) a copy of its annual audited financial statements (audited by a firm independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants) and such other financial statements as Owner may reasonably request.  The Servicer agrees to provide to the Agent, promptly upon the request of the Agent, its SAS 70 report and each financial statement or other reporting information required to be provided by it to the Owner under this Agreement.

11.3                        Notices.  All notices, approvals, consents, requests or other written communications regarding this Agreement shall be given or made by hand delivery or by certified or registered mail, or other special mail requiring signature verifying receipt, and shall be deemed to have been given or made when delivered, if hand delivered, or when deposited in the mail, if given by certified or registered mail or other special mail requiring signature verifying receipt, and are to be addressed as follows:

If to Owner:	To the address first above written.
Attn: Kenneth Rogozinski

If to Servicer:	To the address first above written.
ATTN: Marketing and Client Relations

11.4                        Relationship.  The parties to this Agreement intend that the Servicer shall render the Services contemplated by this Agreement as an independent contractor.  The Servicer and its employees, agents, and servants are not to be considered agents or employees of the Owner for any purpose whatsoever.  Nothing herein contained, nor any action taken by the Servicer under this Agreement, shall be deemed or construed to give the Servicer any right, title or interest either in law or in equity in and to any Student Loan Account being Serviced.

11.5                        Assignments.  Assignment of Servicing and Future Servicing after Sale of Student Loans.

(i)                                     Assignment by the Servicer.  This Agreement and all the rights and obligations of the Servicer hereunder may not be assigned or subcontracted by the Servicer without the prior written consent of the Owner which consent shall not be unreasonably withheld; provided however, the Servicer may subcontract for skiptracing purposes without such consent.  The Owner’s consent to subcontract shall not release the Servicer from its obligations under this Agreement.

(ii)                                  Notice Requirement prior to Sale of Student Loans.  The Owner shall notify the Servicer, in writing, thirty (30) days (or a timeframe as otherwise mutually agreed) prior to any sale of Student Loans currently housed on the Servicing system as to (a) the anticipated sale date and (b) the edits for determining the exact Student Loans to be sold.  Upon receipt of the above notice, the Servicer will provide the Owner with available transfer dates within fifteen (15) days.  Actual transfer dates are subject to the agreement of the Servicer.

(iii)                               Servicing Obligations after Sale of Student Loans.

(a)                                  The Servicer’s Offer of Continued Servicing.  With respect to any Student Loans which are sold, assigned or transferred by the Owner, upon the Servicer’s receipt of a notice from the Owner that it intends to sell, assign or transfer any or all of the Student Loans which are being Serviced hereunder, the Servicer shall contact the Owner’s intended purchaser, assignee or transferee (collectively, the “Transferee”) and offer to Service such Student Loans for the Transferee for the balance of the term of this Agreement (and, at the option of the Transferee, any extensions thereof) as follows: (1) under terms and conditions which are no less favorable than those terms and conditions which are contained in this Agreement; and (2) if the Transferee or an affiliate, parent, subsidiary or other entity related to the Transferee (collectively, a “Related Entity”) has entered into a servicing agreement with the Servicer, under the terms and conditions of any such agreement.

(b)                                 The Owner’s Liability upon Transferee’s Acceptance of Servicer’s Offer to Service Student Loans

If the Transferee accepts the offer described in subsection (iii)(a)(1) of this subsection, the Owner shall have no further obligation or liability to the Servicer hereunder with respect to such Student Loans and the Early Termination Fees set forth in the Fee Schedule shall not be due and payable.  If the Transferee accepts the offer described in subsection (iii)(a)(2) of this subsection, the Owner shall have no further obligation or liability to the Servicer hereunder with respect to such Student Loans upon payment to the Servicer of the lesser of:  (1) the Early Termination Fees as to such Student Loans; or (2) in lieu of the Early Termination Fees, the difference between the Servicing fees due and payable hereunder for such Student Loans for the balance of the term and those due and payable under the terms of the Servicing agreement between the Servicer and the Transferee or between the Servicer and a Related Entity.  If the Transferee does not elect to have the Servicer continue Servicing the Student Loans, the Owner shall pay the Early Termination Fees set forth in the Fee Schedule.

11.6                        Right of First Refusal.  During the term of this Agreement, the Servicer shall have the right of first refusal (excluding sale transactions between GCO and its related entities) to purchase or arrange for the purchase of any Student Loan owned by the Owner and Serviced by the Servicer which the Owner offers for sale.  If the Owner proposes to sell such Student Loans to a third party, the Owner shall offer such Student Loans to the Servicer by delivering to the Servicer (i) a list identifying the name and Account number for each Borrower and the then current principal balance of all Student Loans in the Borrower’s Account and (ii) the documented written firm offer price which a third parry has offered for such Student Loans.  Within fifteen (15) days of receipt of (i) and (ii) above, the Servicer shall notify the Owner, in writing, whether it will purchase the Student Loans at the documented firm offer price.  If the Servicer chooses to purchase the Student Loans, the Owner and the Servicer agree to take all actions necessary to consummate the sale and purchase within thirty (30) days.  For the purposes of this Section, offering for sale shall not mean a sale or transfer amongst or between the Owner and an entity, organization, business, operating unit, individual, subsidiary, company, or affiliate of the owner. In the event of a proposed sale pursuant to Sections 11.4 and 11.5 of this Agreement, Owner shall be responsible for providing Servicer information to support Owner’s basis upon which it believes a proposed sale would not require Owner to provide Servicer a right of first refusal pursuant to this Section 11.5.

11.7                        Limitation of The Servicer’s Rights.  Nothing contained herein, nor any action taken by the Servicer under this Agreement, shall be deemed or construed to give the Servicer any right, title or interest either in law or equity in and to any Student Loans Serviced hereunder other than as a Guarantor, if applicable.

11.8                        Exclusive Agreement.  Nothing contained herein shall be construed to create an exclusive arrangement between the parties, and the Servicer understands and agrees that the Owner may enter into in the future, other agreements for servicing Student Loans.

11.9                        Confidential Information.  During the term of this Agreement, and thereafter, each party and its respective agents and employees will maintain the confidentiality of all data, materials and information disclosed and entrusted to it by the other party which relate to the business relationship of the parties.  The Servicer agrees to keep the names and addresses of Borrowers and Guarantors of the Owner in strictest confidence, except as shall be necessary to communicate the information to its officers and employees or to the Owner in connection with its obligations under this Agreement and except as required by applicable law or regulation.

11.10                 Survival of Warranties and Obligations.  The representations, warranties, obligations and duties of the Servicer shall survive the execution, delivery and termination of this Agreement.

11.11                 Entire Understanding.  This Agreement represents the entire understanding of the parties with respect to its subject matter, and supersedes all previous discussions and correspondence with respect thereto, and no representations, warranties or agreements, express or implied, of any kind with respect to such subject matter have been made by either party to the other, except as expressly set forth herein or in the Schedules.

11.12                 Amendments.  Amendments to this Agreement or the Schedules shall be in writing, signed by a representative of each party, and incorporated into this Agreement.

11.13                 No Waiver.  Any failure by the Owner or the Servicer to insist upon the strict performance by the other of any of the terms and provisions of this Agreement shall not be deemed to be a continuing waiver of any such terms and provisions, and notwithstanding any such failure, such party shall have the right thereafter to insist upon the resumption of strict performance by the other of any and all of the terms and provisions hereof.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.14                 Taxes.  The Owner shall be responsible for the payment of Pennsylvania Sales Tax on the Services provided hereunder, if applicable.

11.15                 Interpretation of Documents.  In the event of a conflict between the Agreement and the Servicing Schedules attached hereto, the Agreement shall control.

SECTION 12.                     TERMINATION

12.1                        Borrower Account.  This Agreement shall terminate as to each Student Loan in a Borrower’s Account, at the close of the month during which the principal, interest, and late charges, if any, of each Student Loan has been fully paid and remitted to the Owner, the Servicer has notified the Borrower that each Student Loan is fully paid, and all government interest/special allowance billing has been completed, or at the close of the month during which notification is given to the Servicer that a claim for guarantee/insurance relating to each defaulted Student Loan in the Borrower’s Account has been paid by the Guarantor, or upon the sale of all the Student Loans in the Borrower’s Account where the buyer does not desire the Servicer to continue Servicing such Account, (subject to Section 11.4. herein).

12.2                        Termination by the Owner.  This Agreement may be terminated at the option of the Owner without charge to the Owner upon the occurrence of any of the following:

(i)                                     Any of the representations or warranties made in or pursuant to this Agreement are not true or are erroneous in any material respect;

(ii)                                  The Servicer’s failure to perform or observe any of the provisions or covenants of this Agreement in any material respect;

(iii)                               If the Servicer shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings (whether federal or state) relating to relief of debtors, or (e) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgement, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (f) take or omit any action in order thereby to affect any of the foregoing;

In the event of 12.2 (i) or (ii) above, the Servicer shall have the right to cure any such breach or error to the Owner’s full satisfaction within one hundred and eighty (180) days of written notice from the Owner.

In the event Servicer is unable to cure such breach and the Agreement is terminated pursuant to 12.2(i), (ii) or (iii), there will be no charge to the Owner for Early Termination.  In the event the Agreement is terminated prior to the end of the initial term for any reason other than stated above, the Owner shall be responsible for the payment of Early Termination Fees as detailed in the Fee Schedule.

12.3                        Termination by the Servicer.  This Agreement may be terminated at the option of the Servicer upon the occurrence of any of the following:

(i)                                     The Owner’s failure to perform or observe any of the material provisions or covenants of this Agreement which affect the Servicer’s ability to perform;

(ii)                                  If the Owner shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) admit by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (e) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days, any judgement, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or (f) take or omit any action in order thereby to affect any of the foregoing;

(iii)                               Pursuant to Section 6.2 of this Agreement.

12.4                        Record Return.  Upon termination of this Agreement or upon termination of this Agreement with respect to any particular Student Loan, whether by virtue of the passage of time or otherwise, the Servicer shall, regardless of any Owner default or any other reason, return to the Owner all records, data processing records, reports, documents and correspondence, including original promissory notes, applications, payment histories, due diligence histories, and copies of microfilm documents maintained by the Servicer in connection with the Servicing of the Student Loans to which the Servicer asserts no legitimate proprietary right or which are not part of the records and reports maintained by the Servicer in connection with the Servicing of Student Loans generally.  The return of the records belonging to the Owner shall be done at the Owner’s sole cost and expense as set forth in the Fee Schedule, within ninety (90) days from the date of termination or as otherwise mutually agreed upon by the parties; provided however, that in the event this Agreement is terminated by the Owner pursuant to 12.2 (i), (ii), or (iii), then the Servicer shall return the records at its sole cost and expense.

12.5                        Right of Agent to Cure Default.  Notwithstanding anything to contrary contained in this Agreement, the Servicer agrees that it will allow the Agent (as defined in Section 15) a period of at least 30 days to cure any default of the Owner’s obligations under this Agreement or otherwise take any action that will prevent termination of this Agreement.

12.6                        Continued Servicing Until the Date of Termination.  In the event that this Agreement is terminated as provided in this Section 12, the Servicer shall continue its full servicing until the date of termination and shall provide to Owner and any designee of the Owner a full set of periodic reports, adjusted through the date of termination.  The Servicer shall continue to be liable for all acts or failures to act which occur prior to termination (or the following loan transactions: sale or transfer to another party, servicing transfer to Owner or another servicer, purchase by the Guarantor or payment in full), but shall not be liable for post- termination activities except that the Servicer shall be obligated to remit to the Owner any collections received by the Servicer subsequent to termination and to provide the reports and records herein required.

SECTION 13.                     CONFIDENTIAL INFORMATION

(a)                                  Confidential Information shall mean all customer lists; documents; individual account information (including but not limited to the names, addresses, and social security numbers of individual borrowers); other customer information; business practices; marketing strategies, ideas and theories; underwriting, origination and servicing systems and practices; management processes, systems, practices and strategies; business development methods, ideas and strategies; acquisition and divestiture targets and strategies; and other systems, methods, practices, ideas, theories and strategies.

(b)                                 Use of Confidential Information.  Each party agrees that Confidential Information provided under this Agreement will be held and treated by it (including any Affiliates), its agents, employees and representatives in the strictest confidence.  Without limiting the generality of the foregoing, the parties each agree:

(i)                                     Not to use or permit any third party to use the Confidential Information for any purpose other than in connection with the services that are the subject of this Agreement;

(ii)                                  Not to disclose or permit any third party access (except as provided in (c) below) to the Confidential Information, except that disclosure or access shall be permitted to an employee, officer, director, agent, representative, external or internal auditor, independent contractor, or any regulatory authority of the party requiring access to the Confidential Information, and is instructed to maintain the confidentiality of such Confidential Information;

(iii)                               To establish and maintain commercially reasonable controls to ensure the confidentiality of the Confidential Information (including in particular information with respect to Owner’s customers and their accounts) and that any such Confidential Information is not disclosed or otherwise used for the benefit of any third party; and

(iv)                              To notify the other party promptly and in writing of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person other than those authorized by this Agreement.

(c)                                  Owner’s Request for Disclosure of Confidential Information.  Notwithstanding the foregoing, in the event Owner desires to utilize data or account aggregation/warehouse web sites or databases (for example, ELMNET), data or account switches or exchanges (for example, METEOR), or other similar “single inquiry” service provider or technology (hereinafter collectively “Third Party Service Provider”) which requires Servicer to disclose (via data transmission or some other similar methodology) Confidential Information of the Owner, the Owner shall:

(i)                                     provide Servicer prior written notice of Owner’s desire to utilize such service and provide to Servicer all information necessary for Servicer to effectuate such transmission; and

(ii)                                  in the event of misappropriation of any nature whatsoever following transmission by Servicer, indemnify, defend and hold Servicer harmless for any claim, loss, liability or expense, including reasonable attorney’s fees and court costs, arising out of or relating to the Owner’s or Third Party Service Provider’s acts or omissions.  This provision shall not be construed to limit the Owner’s or the Servicer’s rights, obligations, liabilities, claims or defenses that arises as a matter of law or pursuant to any other provision of this Agreement.  The Servicer shall however specify precautions and procedures that will be adhered to by the Servicer, such as methods of encryption and internal controls, so that if any misappropriation does occur, liability and breach of confidentiality of information can be limited.

(d)                                 Return or Destruction of Confidential Information on Termination.  Upon Termination of this Agreement, each party shall return any Confidential Information provided by the other and not retain copies of any Confidential Information.

(e)                                  Exclusions.  Nothing in this Section shall restrict any party with respect to any Confidential Information, or information identical or similar thereto, which (a) that party rightfully possessed before it received the information from the other party; (b) becomes or has become publicly available through no fault of that party; (c) is subsequently furnished to that party by a third party not known to be under restrictions on use or disclosure; (d) is independently developed by an employee, agent or contractor of such party; (e) is required to be disclosed by law, regulation or court order (provided, that the disclosing party shall have exercised reasonable efforts to notify the other party prior to disclosure); or (f) is disclosed in any proceeding to enforce a party’s rights under this Agreement, provided, that all reasonable measures to preserve the confidentiality of such information in any such proceeding are taken by such party.

SECTION 14.                     GOVERNING LAW

This Agreement is being delivered in and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any principles of conflict of laws.

SECTION 15.                     SECURITY INTEREST OF INDENTURE TRUSTEE AND THIRD-PARTY BENEFICIARY.

Reference is hereby made to that certain Amended and Restated Indenture dated as of March 23, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among GCO-ELF Depositor, LLC (“Issuer”), Zions First National Bank

as eligible lender trustee for the Issuer (the “Eligible Lender Trustee”), and as indenture trustee (the “Indenture Trustee”), GCO, as Administrator (the “Administrator”),’Greystone Servicing Corporation, Inc., as Master Servicer and Citicorp North America, Inc. in its capacity as agent for the financial institutions from time to time party (the “Agent”).

(a)                                  The Servicer hereby acknowledges and agrees that all or a portion of the right, title and interest of Owner under this Agreement and any eligible lender trustee for the Student Loans serviced hereunder have been or may be assigned (as to which assignment the consent of Servicer is not required) to the Indenture Trustee for the benefit of the Secured Parties (as defined in the Indenture) and that Servicer shall hold all original promissory notes evidencing such Student Loans and related documentation as bailee on behalf of the Indenture Trustee pursuant to the terms of the custodian agreements or other bailment arrangements as holder of a security interest in such Student Loans under the terms and conditions of the Indenture.  Servicer will enter into custodian agreements or other bailment arrangements with the Indenture Trustee as directed by Owner.  Notwithstanding the foregoing, Servicer makes no representation, express or implied, as to effectiveness of said assignment or bailment for any purpose, including without limitation the perfection of any security interest

(b)                                 If any Student Loan is pledged pursuant to the Indenture, in order for Owner to direct Servicer to transfer any such Student Loan from the account of Owner (to the Secured Parties, another secondary market authority, another indenture account of Owner, or a successor servicer, pursuant to the Indenture or otherwise), if applicable, Servicer must first receive a Request to Transfer Loans form which shall not be valid without the signature of the Indenture Trustee.

(c)                                  The security interest of the Secured Parties and the provisions of this Section 15, shall not be amended or revoked without the written consent of the Agent and the Indenture Trustee.

(d)                                 Servicer hereby acknowledges and agrees that the security interest of the Secured Parties in the Student Loans under the Indenture, shall be and is hereby prior to any lien Servicer may have in such Student Loans (other than its fees due hereunder), and Servicer agrees to execute and deliver to the Indenture Trustee all financing statements, notices and other instruments reasonably requested in connection with this Agreement by the Indenture Trustee.

(e)                                  Servicer acknowledges that upon the occurrence of certain events of default under the Indenture (each a “Default”) pursuant to which Student Loans are financed, the Agent on behalf of the Indenture Trustee shall have the right to exercise the termination rights of Owner set forth in Section 12 subject to the terms of Section 12.2.  Notwithstanding anything in this Section 15 to the contrary, Servicer shall, within a reasonable time frame after receipt of a written request by the Agent or Indenture Trustee, release any and all Student Loans to the Indenture Trustee.

(f)                                    Each of the parties hereto acknowledges and agrees that the Agent, the Indenture Trustee and the other Secured Parties are express third party beneficiaries of the rights of the Owner hereunder and that this Agreement shall inure to the benefit of each of their successors and assigns.  The Servicer acknowledges that the Agent and Indenture Trustee shall have the right to enforce the Owner’s rights and remedies under this Agreement, including, without limitation, the right at any time to enforce this Agreement and the obligations of the Servicer hereunder, and the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with, respect to this Agreement; provided, however, that Agent and Indenture Trustee shall not be obligated to perform any of the obligations of the Owner under this Agreement.  The Servicer acknowledges that the rights of the Agent, the Indenture Trustee and the other Secured Parties with respect to the rights and remedies in connection with any indemnification or any breach of any representation, warranty or covenant made by the Servicer under this Agreement shall be continuing and shall survive any termination of this Agreement.

(g)                                 The Servicer agrees to provide to the Agent (a) promptly upon the request of the Agent each financial statement or other reporting information required to be provided by it to the Owner under this Agreement, (b) promptly upon the request of the Agent, its SAS 70 report and (c) at the same time it delivers a copy of the same to the Owner, each notice that refers to any default by the Owner of its obligations under this Agreement or any other event that would allow the Servicer to terminate this Agreement.

(h)                                 The Servicer hereby agrees it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any insolvency proceeding so long as the Indenture shall not have been terminated or there shall not have elapsed one year plus one day since the last day on which the Indenture was terminated.  The foregoing shall not limit the Servicer’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Servicer.  The provisions of this Section 15 (h) shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and the year first-above written.

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY	GCO EDUCATION LOAN FUNDING CORP.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Federal Tax Identification Number

Approved as to form and legality.	Approved as to form and legality.

PHEAA Legal Counsel	Deputy Attorney General